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                                                                     EXHIBIT 4.7

                          MATERIAL SUBSIDIARY GUARANTY


         This Material Subsidiary Guaranty is entered into as of October 7, 1999 by Flowserve FCD Corporation, a Delaware corporation, Flowserve FSD Corporation, a Delaware corporation, Flowserve RED Corporation, a Delaware corporation and Flowserve International, Inc., a Delaware corporation, (collectively, "Subsidiary Guarantors"), jointly and severally, in favor of and for the benefit of Bank of America, N.A., as Administrative Agent for and representative of (in such capacity herein called "Administrative Agent") itself, the Banks and the Issuing Bank (as each such term is defined in the Credit Agreement referenced below).

                                    RECITALS

         A. Flowserve Corporation, a New York corporation (the "Borrower") is entering into that certain Credit Agreement dated as of October 7, 1999 entered into by and among Borrower, the banks from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Bank, Bank One, Texas, N.A., as Syndication Agent and ABN Amro Bank N.V., as Documentation Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

         B. A portion of the proceeds of the Loans may be loaned to the Subsidiary Guarantors and Letters of Credit may be issued for the benefit of the Subsidiary Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of the Subsidiary Guarantors (which benefits are hereby acknowledged).

         C. It is a condition precedent to the making of the Loans and issuance of Letters of Credit that Borrower's obligations under the Credit Agreement be guarantied by the Subsidiary Guarantors.

         D. Subsidiary Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrower.

         NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Banks, the Issuing Bank and Administrative Agent to make the Loans and issue Letters of Credit, the Subsidiary Guarantors hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Certain Defined Terms. As used in this Subsidiary Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

         "Guarantied Obligations" has the meaning assigned to that term in
Section 2.1.

         "Payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Banks and Administrative Agent as required under the Loan Documents.

         "Subsidiary Guaranty" means this Subsidiary Guaranty.


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         1.2 Interpretation.

         (a) References to "Sections" shall be to Sections of this Subsidiary Guaranty unless otherwise specifically provided. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles.

         (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Subsidiary Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Subsidiary Guaranty shall prevail.

                             SECTION 2. THE GUARANTY

         2.1 Guaranty of the Guarantied Obligations. Subsidiary Guarantors hereby irrevocably and unconditionally guaranty, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

         (a) any and all Obligations of Borrower now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Borrower or from time to time renew them after they have been satisfied; and

         (b) those expenses set forth in Section 2.9 hereof.

         2.2 Limitation on Amount Guarantied; Contribution by Subsidiary Guarantors.

         (a) Anything contained in this Subsidiary Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of the Subsidiary Guarantors under this Subsidiary Guaranty, such obligations of the Subsidiary Guarantors hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render their obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Subsidiary Guarantors, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Subsidiary Guarantors (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Subsidiary Guarantors hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2.2(a), pursuant to which the liability of the Subsidiary Guarantors hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Subsidiary Guarantors pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under a Related Guaranty (as hereinafter defined) as contemplated by Section 2.2(b)).


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         (b) Subsidiary Guarantors under this Subsidiary Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this Section 2.2(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Subsidiary Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by the Subsidiary Guarantors under this Subsidiary Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Subsidiary Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Subsidiary Guaranty and the Related Guaranties, determined as of such date in accordance with Section 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this Section 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Subsidiary Guaranty and the Related Guaranties (including, without limitation, in respect of this Section 2.2(b) or any similar provision contained in a Related Guaranty) minus
(ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 2.2(b) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this Section 2.2(b).

         2.3 Liability of Subsidiary Guarantors. Subsidiary Guarantors agree that their obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations, the termination of the Commitments, and the expiration or cancellation of all Letters of Credit. In furtherance of the foregoing and without limiting the generality thereof, the Subsidiary Guarantors agree as follows:





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         (a) This Subsidiary Guaranty is a guaranty of payment when due and not of collectibility.

         (b) Administrative Agent may enforce this Subsidiary Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Banks and Borrower with respect to the existence of such Event of Default.

         (c) The obligations of the Subsidiary Guarantors hereunder are independent of the obligations of Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Subsidiary Guarantors whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions.

         (d) Subsidiary Guarantors payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Subsidiary Guarantors' liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce the Subsidiary Guarantors covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Subsidiary Guarantors from their covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

         (e) Administrative Agent or any Bank, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Subsidiary Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Subsidiary Guarantors' liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Subsidiary Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Administrative Agent or any Bank in respect of this Subsidiary Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Administrative Agent or Banks, or any of them, may have against any such security, as Administrative Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantors against Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

         (f) This Subsidiary Guaranty and the obligations of the Subsidiary Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations, the termination of the Commitments, and the expiration or cancellation of all Letters of Credit), including without limitation the occurrence of any of the following, whether or not


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the Subsidiary Guarantors shall have had notice or knowledge of any of them: (i)
any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Administrative Agent or Banks, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Bank's or Administrative Agent's consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against Administrative Agent or any Bank in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors as an obligor in respect of the Guarantied Obligations.

         2.4 Waivers by Subsidiary Guarantors. Subsidiary Guarantors hereby waive, for the benefit of Banks and Administrative Agent:

         (a) any right to require Administrative Agent or Banks, as a condition of payment or performance by the Subsidiary Guarantors, to (i) proceed against Borrower, any other guarantor of the Guarantied Obligations or any other Person,
(ii) proceed against or exhaust any security held from Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Administrative Agent or any Bank in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Administrative Agent or any Bank whatsoever;

         (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations, the termination of the Commitments, and the expiration or cancellation of all Letters of Credit;

         (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;



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         (d) any defense based upon Administrative Agent's or any Bank's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

         (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Subsidiary Guaranty and any legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder, (ii) the benefit of any statute of limitations affecting the Subsidiary Guarantors' liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Administrative Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto;

         (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Subsidiary Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 2.3 and any right to consent to any thereof; and

         (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Subsidiary Guaranty.

         2.5 Payment by Subsidiary Guarantors; Application of Payments. Subsidiary Guarantors hereby agree, in furtherance of the foregoing and not in limitation of any other right which Administrative Agent or any other Person may have at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), the Subsidiary Guarantors will forthwith pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Banks, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Borrower for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Administrative Agent and/or Banks as aforesaid. All such payments shall be applied promptly from time to time by Administrative Agent:

         First, to the payment of the costs and expenses of any collection or other realization under this Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and Loans made or incurred by Administrative Agent in connection therewith;

         Second, to the payment of all other Guarantied Obligations; and

         Third, after payment in full of all Guarantied Obligations, to the payment to the Subsidiary Guarantors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.



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         2.6 Subrogation. Until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or cash collateralized pursuant to the terms of the Credit Agreement, the Subsidiary Guarantors shall withhold exercise of (a) any right of subrogation, (b) any right of contribution the Subsidiary Guarantors may have against any other guarantor of the Guarantied Obligations, (c) any right to enforce any remedy which Administrative Agent or any Bank now has or may hereafter have against Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent or any Bank. Subsidiary Guarantors further agree that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Subsidiary Guarantors may have against Borrower or against any collateral or security, and any rights of contribution the Subsidiary Guarantors may have against any other guarantor, shall be junior and subordinate to any rights Administrative Agent or Banks may have against Borrower, to all right, title and interest Administrative Agent or Banks may have in any such collateral or security, and to any right Administrative Agent or Banks may have against such other guarantor. Administrative Agent, on behalf of Banks, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Subsidiary Guarantors may have, and upon any such disposition or sale any rights of subrogation the Subsidiary Guarantors may have shall terminate. If any amount shall be paid to the Subsidiary Guarantors on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Banks and shall forthwith be paid over to Administrative Agent for the benefit of Banks to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any applicable security agreement.

         2.7 Subordination of Other Obligations. Any indebtedness of Borrower now or hereafter held by the Subsidiary Guarantors is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower to the Subsidiary Guarantors collected or received by the Subsidiary Guarantors after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Banks and shall forthwith be paid over to Administrative Agent for the benefit of Banks to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Subsidiary Guarantors under any other provision of this Subsidiary Guaranty.

         2.8 Real Property Security. Subsidiary Guarantors agree that, if all or a portion of the Guarantied Obligations are at any time secured by a deed of trust or mortgage covering interests in real property, Administrative Agent or its designee, in its sole discretion, without notice or demand and without affecting the liability of the Subsidiary Guarantors under this Subsidiary Guaranty, may foreclose, pursuant to the terms of the Loan Documents or otherwise, on such deed of trust or mortgage and the interests in real property secured thereby by nonjudicial or other sale. The Subsidiary Guarantors understand that the exercise by Banks or Administrative Agent, or any of them, of certain rights and remedies contained in the Credit Agreement and such deed of trust or mortgage may affect or eliminate Subsidiary Guarantors' right of subrogation against Borrower and that the Subsidiary Guarantors may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, the Subsidiary Guarantors hereby authorize and empower Administrative Agent and any Bank to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Subsidiary Guarantors that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Notwithstanding any foreclosure of the lien of such deed of trust or mortgage with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action



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for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, the Subsidiary Guarantors shall remain bound under this Subsidiary Guaranty, including its obligation to pay any deficiency after a nonjudicial foreclosure.

         2.9 Expenses. Subsidiary Guarantors agree to pay, or cause to be paid, and to save Administrative Agent and Banks harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and the allocated cost of inhouse counsel for the Administrative Agent) incurred or expended by Administrative Agent or any Bank in connection with the enforcement of or preservation of any rights under this Subsidiary Guaranty.

         2.10 Continuing Guaranty; Termination of Subsidiary Guaranty. This Subsidiary Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or cash collateralized pursuant to the terms of the Credit Agreement. Anything contained in this Subsidiary Guaranty to the contrary notwithstanding, this Subsidiary Guaranty shall not apply to Guarantied Obligations created after actual receipt by Administrative Agent of written notice (delivered in accordance with Section 5.2) from the Subsidiary Guarantors of its revocation as to future transactions; provided, however, that any such revocation shall not affect the Subsidiary Guarantors' liability for any Guarantied Obligations outstanding at the time of receipt of such notice or any extension or renewal of such Guarantied Obligations.

         2.11 Authority of the Subsidiary Guarantors or Borrower. It is not necessary for Banks or Administrative Agent to inquire into the capacity or powers of the Subsidiary Guarantors or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         2.12 Financial Condition of Borrower. Any Loans may be granted to Borrower or continued from time to time without notice to or authorization from the Subsidiary Guarantors regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Banks and Administrative Agent shall have no obligation to disclose or discuss with the Subsidiary Guarantors their assessment, or the Subsidiary Guarantors' assessments, of the financial condition of Borrower. Subsidiary Guarantors have adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Agreement, and the Subsidiary Guarantors assume the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Subsidiary Guarantors hereby waive and relinquish any duty on the part of Administrative Agent or any Bank to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by Administrative Agent or any Bank.

         2.13 Rights Cumulative. The rights, powers and remedies given to Banks and Administrative Agent by this Subsidiary Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Banks and Administrative Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Subsidiary Guarantors and Banks and/or Administrative Agent or between Borrower and Banks and/or Administrative Agent. Any forbearance or failure to exercise, and any delay by any Bank or Administrative Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.



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         2.14 Bankruptcy; Post-Petition Interest; Reinstatement of Subsidiary
Guaranty.

         (a) The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Subsidiary Guarantors acknowledge and agree that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Subsidiary Guarantors and Administrative Agent that the Guarantied Obligations which are guarantied by the Subsidiary Guarantors pursuant to this Subsidiary Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guarantied Obligations. Subsidiary Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (c) In the event that all or any portion of the Guarantied Obligations are paid by Borrower, the obligations of the Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Subsidiary Guaranty.

         2.15 Set Off. In addition to any other rights any Bank or Administrative Agent may have under law or in equity, if any amount shall at any time be due and owing by the Subsidiary Guarantors to any Bank or Administrative Agent under this Subsidiary Guaranty, such Bank or Administrative Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Bank or Administrative Agent owing to the Subsidiary Guarantors and any other property of the Subsidiary Guarantors held by any Bank or Administrative Agent to or for the credit or the account of the Subsidiary Guarantors against and on account of the Guarantied Obligations and liabilities of the Subsidiary Guarantors to any Bank or Administrative Agent under this Subsidiary Guaranty.

         2.16 Discharge of Subsidiary Guaranty Upon Sale of the Subsidiary Guarantors. If all of the stock of the Subsidiary Guarantors or any of their successors in interest under this Subsidiary Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by the Credit Agreement or otherwise consented to by Requisite Banks, the Subsidiary Guaranty of the Subsidiary Guarantors or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Administrative Agent or any Bank or any other Person effective as of the time of such asset sale. Notwithstanding the foregoing, so long as the Subsidiary Guarantors or their successor shall remain a Subsidiary of the Borrower and any Guarantied Obligations remain outstanding, such the Subsidiary Guarantors or successor shall enter into a new Subsidiary Guaranty with the Administrative Agent for the benefit of the Banks.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         In order to induce Banks and Administrative Agent to accept this Subsidiary Guaranty and to enter into the Credit Agreement and to make the Loans thereunder, the Subsidiary Guarantors hereby represent and warrant to Banks that the following statements are true and correct:

         3.1 Corporate Existence. Each of the Subsidiary Guarantors is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of each respective Subsidiary Guarantor.

         3.2 Corporate Power; Authorization; Enforceable Obligations. Each of the Subsidiary Guarantors has the corporate power, authority and legal right to execute, deliver and perform this Subsidiary Guaranty and all obligations required hereunder and has taken all necessary corporate action to authorize its Subsidiary Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Subsidiary Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of each of the Subsidiary Guarantors (other than those which have been obtained), and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by each of the Subsidiary Guarantors in connection with this Subsidiary Guaranty or the execution, delivery, performance, validity or enforceability of this Subsidiary Guaranty and all obligations required hereunder except such consents licenses, permits, approvals or authorizations which, if not obtained, either
(i) would not adversely affect the ability of each of the Subsidiary Guarantors to perform the transactions contemplated by this Subsidiary Guaranty, or (ii) would not have a Material Adverse Effect. This Subsidiary Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of each of the Subsidiary Guarantors, and this Subsidiary Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

         3.3 No Legal Bar to this Subsidiary Guaranty. The execution, delivery and performance of this Subsidiary Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings, and the issuance of the Letters of Credit will not violate any provision of any existing law or regulation binding on the Subsidiary Guarantors, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Subsidiary Guarantors, or the certificate of incorporation or bylaws of each of the Subsidiary Guarantors or any securities issued by each of the Subsidiary Guarantors, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Subsidiary Guarantors are a party or by which the Subsidiary Guarantors or any of their assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Subsidiary Guarantors and will not result in, or require, the creation or imposition of any Lien on any of their property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                        SECTION 4. AFFIRMATIVE COVENANTS.

         So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder and until the expiration, the cancellation and the payment in full or cash collateralization of all Letters of Credit, the Subsidiary Guarantors covenant and agree, unless Requisite Banks shall otherwise consent in writing:

         4.1 Corporate Existence, Etc. Except as permitted under Section 5.1 of the Credit Agreement, the Subsidiary Guarantors shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

         4.2 Compliance with Laws, Etc. Subsidiary Guarantors shall perform and promptly comply with the requirements of all applicable laws, rules, regulations and orders other than those with which the failure to comply would not have a Material Adverse Effect, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property in accordance with Section 6.8 of the Credit Agreement.

         4.3 Books and Records. Subsidiary Guarantors shall keep and maintain books of record and account with respect to their operations in accordance with generally accepted accounting principles and shall permit Administrative Agent or any Bank and their respective officers, employees and authorized agents, to the extent Administrative Agent in good faith deems necessary for the proper administration of this Subsidiary Guaranty, to examine, copy and make excerpts from the books and records of the Subsidiary Guarantors and their Subsidiaries and to inspect the properties of the Subsidiary Guarantors and their Subsidiaries, both real and personal, at such reasonable times as Administrative Agent may request.

                            SECTION 5. MISCELLANEOUS

         5.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Subsidiary Guaranty.

         5.2 Notices. Any communications between Administrative Agent and the Subsidiary Guarantors and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at 222 West Las Colinas Boulevard, Suite 1500, Irving, Texas 75039, facsimile number (972) 443-6800. Any notice, request or demand to or upon Administrative Agent or Banks or the Subsidiary Guarantors shall not be effective until received.

         5.3 Severability. In case any provision in or obligation under this Subsidiary Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Subsidiary Guaranty, or consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective without the written concurrence of Requisite Banks under the Credit Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Banks change the number of Banks required to take any action hereunder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         5.5 Headings. Section and Section headings in this Subsidiary Guaranty are included herein for convenience of reference only and shall not constitute a part of this Subsidiary Guaranty for any other purpose or be given any substantive effect.

         5.6 APPLICABLE LAW. THIS SUBSIDIARY GUARANTY AND THE RIGHTS AND OBLIGATIONS OF SUBSIDIARY GUARANTORS, ADMINISTRATIVE AGENT AND BANKS HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

         5.7 Successors and Assigns. This Subsidiary Guaranty is a continuing guaranty and shall be binding upon the Subsidiary Guarantors and their successors and assigns. This Subsidiary Guaranty shall inure to the benefit of Banks, Administrative Agent and their respective successors and assigns. Subsidiary Guarantors shall not assign this Subsidiary Guaranty or any of the rights or obligations of the Subsidiary Guarantors hereunder without the prior written consent of all Banks. Any Bank may, without notice or consent, assign its interest in this Subsidiary Guaranty in whole or in part in conjunction with the assignment of its interest in the Guarantied Obligations. The terms and provisions of this Subsidiary Guaranty shall inure to the benefit of any assignee or transferee permitted under the Credit Agreement, and in the event of such transfer or assignment the rights and privileges herein conferred upon Banks and Administrative Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         5.8 Consent to Jurisdiction; Waiver of Immunities. Subsidiary Guarantors hereby irrevocably submit to the jurisdiction of any California state or Federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Subsidiary Guaranty, and the Subsidiary Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such California state or Federal court. Subsidiary Guarantors hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Subsidiary Guarantors hereby irrevocably appoint Borrower as its agent to receive, on behalf of the Subsidiary Guarantors and their property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mail or by delivering a copy of such process to the Subsidiary Guarantors in care of the agent named above, and the Subsidiary Guarantors hereby irrevocably authorize and direct such agent to accept such service on its behalf. As an alternative method of service, the Subsidiary Guarantors also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Subsidiary Guarantors at their addresses specified in Section 5.2 in accordance with the procedures for service by mail under California. Subsidiary Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.8 shall affect the right of any Bank or Administrative Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or Administrative Agent to bring any action or proceeding against the Subsidiary Guarantors or their property in the courts of any other jurisdiction.

         5.9 Waiver of Trial by Jury. SUBSIDIARY GUARANTORS AND, BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF, ADMINISTRATIVE AGENT EACH HEREBY

AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSIDIARY GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Subsidiary Guarantors and, by their acceptance of the benefits hereof, Administrative Agent each (i) acknowledges that this waiver is a material inducement for the Subsidiary Guarantors and Administrative Agent to enter into a business relationship, that the Subsidiary Guarantors and Administrative Agent have already relied on this waiver in entering into this Subsidiary Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSIDIARY GUARANTY. In the event of litigation, this Subsidiary Guaranty may be filed as a written consent to a trial by the court.

         5.10 No Other Writing. This writing is intended by Subsidiary Guarantors and Administrative Agent as the final expression of this Subsidiary Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Subsidiary Guaranty. There are no conditions to the full effectiveness of this Subsidiary Guaranty.

         5.11 Further Assurances. At any time or from time to time, upon the request of Administrative Agent or Requisite, Subsidiary Guarantors shall execute and deliver such further documents and do such other acts and things as Administrative Agent or Banks may reasonably request in order to effect fully the purposes of this Subsidiary Guaranty.

         IN WITNESS WHEREOF, Subsidiary Guarantors have executed this Subsidiary Guaranty by their duly authorized officers as of the date first above written.

                                        FLOWSERVE FCD CORPORATION,
                                        a Delaware corporation

                                        By: /s/ JOHN M. NANOS
                                            ------------------------------------
                                            John M. Nanos
                                            Vice President

                                        FLOWSERVE FSD CORPORATION,
                                        a Delaware corporation

                                        By: /s/ JOHN M. NANOS
                                            ------------------------------------
                                            John M. Nanos
                                            Vice President

                                        FLOWSERVE RED CORPORATION,
                                        a Delaware corporation

                                        By: /s/ JOHN M. NANOS
                                            ------------------------------------
                                            John M. Nanos
                                            Vice President

                                        FLOWSERVE INTERNATIONAL, INC.,
                                        a Delaware corporation

                                        By: /s/ JOHN M. NANOS
                                            ------------------------------------
                                            John M. Nanos
                                            Vice President

Accepted:

BANK OF AMERICA, N.A., AS ADMINISTRATIVE
AGENT


By:  /s/ THERESE A. FONTAINE
   ---------------------------------------

Name:    Therese A. Fontaine
     -------------------------------------

Title:  Principal
      ------------------------------------












                                      S-2